MODIFICATION OF AMENDMENT AND EXTENSION TO LEASE
                ------------------------------------------------

     MODIFICATION OF AMENDMENT AND EXTENSION TO LEASE, dated as of the 14th day of April 1994, between CARVEN ASSOCIATES, a New York limited partnership with offices at 142 West 57th Street, New York, New York 10019 (the "Landlord"), and AnnTaylor, Inc., a Delaware corporation having an office at 142 West 57th Street, New York, New York 10019 (the "Tenant").


                                  WITNESSETH
                                  ----------

WHEREAS, under date of March 17, 1989, Landlord and Tenant entered into a lease as amended pursuant to a First Amendment To Lease dated November 14, 1990, as further amended pursuant to an Extension and Amendment to Lease dated October 1, 1993, together, collectively referred to as the "Lease" affecting the entire second (2nd), third (3rd), fourth (4th), fifth (5th) floors and sixth (6th) floors (the "Original Premises"), deemed to comprise 70,825 rentable square feet, in the commercial condominium unit (the "Building") of which the Premises form a part known by the street address of 142 West 57th Street, New York, New York;

     WHEREAS, Tenant desires that the entire fourteenth (14th) floor, deemed to comprise 13,850 rentable square feet, be added to the space demised under the Lease*

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

     1. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the entire fourteenth (14th) floor of the Building, substantially as shown by outlining and crosshatching in Exhibit A annexed hereto and made a part hereof (the "Additional Space"), upon and subject to all of the executory terms, covenants, conditions and limitations contained in the Lease, except as otherwise provided for herein, for a term to commence on April 17, 1994 (the "Effective Date") and to end on the Expiration Date (as defined in Paragraph 37 of the Lease and modified pursuant to Paragraph 1 of the Extension and Amendment to Lease) unless sooner terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

     2. As of the Effective Date the Lease shall be deemed amended as follows:

         a. The Premises shall include the Additional Space cross hatched on Exhibit A for all purposes of the Lease;

         b. The Fixed Rent as defined in Schedule A of the Lease as increased pursuant to the First Amendment to Lease and the Extension and Amendment to Lease shall be increased as of June 17, 1994 (i) by Four Hundred Seventy Thousand Nine Hundred ($470,900.) Dollars per annum for the period from the Effective Date to and including July 31, 1999 (ii) and by Five Hundred Twelve Thousand Four Hundred Fifty ($512,450.) Dollars per annum for the period from August l, l999 to and including the Expiration Date inclusive, which amounts shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease.

         c. Tenant's Percentage (as defined in Section 39 A(vi) of the Lease) shall be increased by 6.16%.

         d. Tenant's Operating Expense Percentage (as defined in Section 40A (iii) of the Lease) shall be increased by 6.16%.

         e. Landlord shall not be obligated to perform any work or construction in the Additional Space in order to make it ready for Tenant's occupancy. Tenant represents that it has inspected the Additional Space and agrees to accept same absolutely "as is".

  *which Premises shall be deemed to comprise a total of 84,675 rentable square feet;


         f. Tenant shall obtain electric for the fourteenth (14th) floor in accordance with Paragraph 46B of the Lease, for which Landlord has or will supply meter pans for separate meters for the floor.

     3. Landlord and Tenant covenant, warrant and represent to each other that no broker except Manhattan Pacific Management Co., Inc. (the "Broker") was instrumental in bringing about or consummating this Agreement and that neither party had any conversations or negotiations with any broker except the Broker concerning the leasing of the Premises. Landlord and Tenant each agree to indemnify the other against and hold the other harmless from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorney's fees and expenses arising out of any breach of the covenants, warranties and representations contained in this Paragraph 3 made by Landlord or Tenant, as the case may be. Landlord shall pay any brokerage commissions due the Broker as per a separate agreement between Landlord and Broker.

     4. The terms of this Amendment cannot be changed orally, but only by an instrument in writing executed by the party sought to be changed.

     5. Except as herein expressly modified, the Lease is unmodified and is ratified and confirmed in all respects.

     6. The terms, covenants and provisions contained in this Agreement are binding on and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Agreement as of the day and year first above written.

                                        LANDLORD:

                                        CARVEN ASSOCIATES
                                        By: Carven Investors, Inc.

                                        By: /s/ Robert Johnson
                                           --------------------


                                        TENANT:

                                        AnnTaylor, Inc.

                                        By: /s/ Craig Sorrels
                                           --------------------
                                           Craig Sorrels
                                           Senior Vice President, Real Estate
                                           Store Planning & Construction